29
                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement
[ ]       Confidential, for Use of Commission
            Only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[X]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to
            240.14a-11(c) or 240.14a-12

              The Reader's Digest Association, Inc.
        (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
   14a-6(i)(2) or Investment Company Act Rule 20a-1(c).
[ ]$500 per each party to the controversy pursuant to Exchange
   Act Rule 14a-6(i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-
   6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (Set forth the amount on which the filing fee is calculated and state how it was determined:

      4) Proposed maximum aggregate value of transaction:

[ ]Fee paid previously with preliminary materials.

[ ]Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:


[RDA LOGO]








                                               September 26, 1996




Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of The Reader's Digest Association, Inc. to be held at 9:30 a.m. on Friday, November 8, 1996, at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York. Driving directions to the Wallace Auditorium appear on the last page of the accompanying Proxy Statement.

      The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of the Company, and stockholders will have an opportunity to discuss matters of interest concerning the Company.

     Although only holders of the Company's Class B Voting Common
Stock are entitled to vote at the Meeting, we invite all stockholders of the Company, including the holders of the Company's Class A Nonvoting Common Stock, to attend.

      If you are entitled to vote at the Meeting, it is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person.


                            Sincerely yours,


                            JAMES P. SCHADT

                            James P. Schadt
                            Chairman and Chief Executive Officer

[RDA LOGO]










          NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

      The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 8, 1996 at 9:30 a.m., New York time, to consider and take action on the following matters:

          (1)   election of Directors of the Company; and

             (2) transaction of such other business as may properly come before the Meeting.

      Only holders of record of the Company's Class B Voting Common Stock at the close of business on September 11, 1996 are entitled to notice of, to attend and to vote at, the Meeting. Holders of the Company's Class A Nonvoting Common Stock on the record date are also welcome to attend the Meeting.

                                  By   Order  of  the  Board   of
                                  Directors:


                                  PAUL A. SODEN

                                  Paul A. Soden
                                  Senior  Vice President, General
                                  Counsel and Secretary

September 26, 1996

                         PROXY STATEMENT


                       GENERAL INFORMATION

Annual Meeting Time and Location

      The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 8, 1996 at 9:30 a.m., New York time. Driving directions to the Wallace Auditorium appear on the last page of this Proxy Statement.

Principal Executive Offices of the Company

     The principal mailing address of the executive offices of the Company is Pleasantville, New York 10570.

Meeting Admittance Procedures

     Attendance at the Meeting will be limited to stockholders of record on the record date (as described below), or their duly appointed proxy holders (not to exceed one per stockholder). If you or your proxy holder plans to attend the Meeting, please return the longer portion of the enclosed admission card. Your name will then be placed on an admission list held at the entrance to the Meeting. Please save the shorter portion of the admission card. You will have to present the shorter portion of the admission card to gain entrance to the Meeting.

      If you plan to attend the Meeting and vote your shares in person, but your shares are held in the name of a broker, trust, bank or other nominee, you should also bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Securities Entitled to be Voted at the Meeting; Record Date

      The only securities entitled to be voted at the Meeting are shares of the Company's Class B Voting Common Stock (the "Class B Voting Common Stock"), and only holders of record at the close of business on September 11, 1996 (the record date) are entitled to vote. The Class B Voting Common Stock is entitled to one vote per share. On September 11, 1996, 21,716,057 shares of Class B Voting Common Stock were outstanding.

      The Class A Nonvoting Common Stock is not entitled to be voted at the Meeting. Holders of Class A Nonvoting Common Stock are receiving this Proxy Statement for information purposes only and will not receive a proxy card.

Proxies Solicited by the Board of Directors

      This Proxy Statement, and the proxy card that accompanies the Proxy Statement to the holders of the Class B Voting Common
Stock, are first being sent or given to stockholders on or  about
September 26, 1996.

      The accompanying proxy card is solicited by the Board of Directors of the Company. It may be revoked by written notice given to the Corporate Secretary of the Company at any time before being voted. Proxies in this form, properly executed, duly returned to the Company and not revoked, will be voted in favor of the election of Directors (except to the extent that authority therefor is withheld) and in favor of any management proposals in accordance with the instructions in the proxy. Presence at the meeting does not of itself revoke the proxy.

      The Company will bear the cost of the solicitation of proxies pursuant to this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally, or by mail, telephone or electronic transmission, by regular employees of the Company without additional compensation.

Vote Tabulation

      Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

       As a matter of Company practice, the tabulation of stockholder votes at the Annual Meeting of Stockholders is to be made on a confidential basis by independent third parties and certain employees of the Company involved in the tabulation
process.   Each  stockholder proxy card,  ballot  and  the  votes
specified thereon are to be kept confidential until the final vote is tabulated, except that disclosure may be made as required by applicable law, in the case of proxy cards containing a stockholder comment or question, and in the event of a contested proxy solicitation.


              PROPOSAL NO. 1--ELECTION OF DIRECTORS

Nominees

      The Board of Directors consists of ten members who are elected annually to hold office until the next Annual Meeting or until their successors are duly elected and qualified. The affirmative vote of a plurality of the votes cast by the holders of the Class B Voting Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxy cards in the accompanying form are to be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. All nominees named below are incumbent members of the Board of Directors.

      Set forth below opposite the name and age of each nominee are the nominee's present positions and offices with the Company, the year in which the nominee was first elected a Director of the Company and the nominee's principal occupations during the past five years.


                             Positions and Offices With the
Name and Age                 Company and
                             Principal Occupations During the
                             Past Five Years


James P. Schadt  (58)        Mr. Schadt is Chairman and Chief
                             Executive Officer of the Company.
                             He became Chairman on August 1, 1995
                             and became Chief Executive Officer
                             on August 1, 1994.  He joined the
                             Company as President and Chief
                             Operating Officer and was elected to
                             the Board of Directors of the
                             Company in September 1991.  He also
                             served as President of the Company
                             until September 8, 1995.

Melvin R. Laird  (74)        Mr. Laird has been a member of the
                             Board of Directors of the Company
                             since 1990.  He has served as Senior
                             Counsellor for national and
                             international affairs since 1974 and
                             was elected to the additional
                             position of Vice President in 1989.
                             Mr. Laird joined the Company in
                             1974.  Mr. Laird also serves as a
                             director of IDS Mutual Fund Group.

William G. Bowen  (62)       Dr. Bowen has been a member of the
                             Board of Directors of the Company
                             since 1985.  He has been the
                             President of The Andrew W. Mellon
                             Foundation since 1988.  Dr. Bowen
                             also serves on the boards of
                             directors of American Express
                             Company and Merck & Co., Inc.

Lynne V. Cheney  (55)        Dr. Cheney joined the Board of
                             Directors in 1993.  She is an
                             author, lecturer and television
                             commentator and has been a senior
                             fellow of the American Enterprise
                             Institute for Public Policy Research
                             since January 1993.  She served as
                             Chairman of the National Endowment
                             for the Humanities from May 1986 to
                             January 1993.  Dr. Cheney is also a
                             director of FPL Group, Inc. (parent
                             of Florida Power & Light Company),
                             IDS Mutual Fund Group, Lockheed-
                             Martin Corporation and Union Pacific
                             Resources Group, Inc.

M. Christine DeVita  (46)    Ms. DeVita has been a member of the
                             Board of Directors of the Company
                             since 1993.  She has been President
                             of the DeWitt Wallace-Reader's
                             Digest Fund, Inc. and the Lila
                             Wallace-Reader's Digest Fund, Inc.
                             since June 1989.

James E. Preston  (63)       Mr. Preston has been a member of the
                             Board of Directors of the Company
                             since 1994.  He became Chairman of
                             the Board of Avon Products, Inc.
                             (beauty and related products) in
                             January 1989 and has been Chief
                             Executive Officer since 1988,
                             holding the additional position of
                             President from 1988 until November
                             1993.  Mr. Preston also serves on
                             the boards of directors of Aramark,
                             Inc. and Woolworth Corporation.


Robert G. Schwartz  (68)     Mr. Schwartz has been a member of
                             the Board of Directors of the
                             Company since 1989.  He retired in
                             April 1993 as Chairman of the Board,
                             President and Chief Executive
                             Officer of Metropolitan Life
                             Insurance Company, having served in
                             that position since September 1989.
                             Mr. Schwartz also serves on the
                             boards of directors of Ascent
                             Entertainment Group, Inc., COMSAT
                             Corporation, Consolidated Edison Co.
                             of New York, Inc., CS First Boston,
                             Inc., Lone Star Industries, Inc.,
                             Lowe's Companies, Inc., Mobil
                             Corporation and Potlatch
                             Corporation.

Walter V. Shipley  (60)      Mr. Shipley has been a member of the
                             Board  of  Directors of the  Company
                             since  1989.  He is Chairman of  the
                             Board and Chief Executive Officer of
                             The   Chase  Manhattan  Corporation.
                             Mr. Shipley has been Chairman of the
                             Board and Chief Executive Officer or
                             President  of  The  Chase  Manhattan
                             Corporation  since 1983,  which  was
                             named  Chemical Banking  Corporation
                             until  March  1996, when  it  merged
                             with  and  changed its name  to  The
                             Chase  Manhattan  Corporation.   Mr.
                             Shipley also serves on the boards of
                             directors  of Champion International
                             Corporation and NYNEX Corporation.

C.J. Silas  (64)             Mr.  Silas has been a member of  the
                             Board  of  Directors of the  Company
                             since 1992.  He retired in May  1994
                             as   Chairman  and  Chief  Executive
                             Officer    of   Phillips   Petroleum
                             Company, positions he had held since
                             1985.  Mr. Silas is Chairman of  the
                             Board    of    COMSAT   Corporation,
                             Chairman   of  Ascent  Entertainment
                             Group,   Inc.  and  a  director   of
                             Halliburton Company.

William J. White  (58)       Mr.  White  became a member  of  the
                             Board of Directors of the Company on
                             August   9,  1996.   He   has   been
                             Chairman  of  the  Board  and  Chief
                             Executive Officer of Bell  &  Howell
                             Company (information access and mail
                             processing systems) since  1990  and
                             was  also  President  from  February
                             1990 to February 1995.  Mr. White is
                             also a director of TJ International,
                             Inc.



Board of Directors and Committees

      During the Company's fiscal year ended June 30, 1996, its Board of Directors held 11 meetings. The Board of Directors of the Company has an Audit Committee, a Compensation & Nominating
Committee and a Finance Committee.

      The Audit Committee, which met three times during the 1996 fiscal year, is comprised of Mr. Shipley (Chairman), Ms. DeVita and Messrs. Preston and Schwartz. Its functions include recommending annually to the Board of Directors a firm of independent accountants to audit and review the Company's books and records and approving the scope of such firm's audit; reviewing the adequacy of the Company's internal controls and auditing procedures; reviewing the appropriateness of and effect of changes in the Company's accounting principles and auditing procedures; reviewing the Company's ethics policies and procedures; and reviewing, approving and recommending to the Board the Company's annual financial statements.

      The Compensation & Nominating Committee, which met five times during the last fiscal year, consists of Drs. Bowen (Chairman) and Cheney, Mr. Shipley and Mr. Silas. Its functions include administering certain employee benefit plans; recommending the amount and form of any contribution to The
Reader's Digest Employees Profit-Sharing Plan; reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation for employees of the Company and its subsidiaries; and reviewing and recommending candidates and nominees for election to the Board of Directors.

      The Finance Committee, which met twice during the 1996 fiscal year, is comprised of Messrs. Silas (Chairman), Laird, Preston and Schwartz. The Finance Committee's functions include overseeing the financial affairs of the Company, such as the Company's investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans and budgets, foreign exchange management, tax planning and insurance coverage.

      Each Director who is not an officer or employee of the Company or of one of its subsidiaries receives an annual retainer of $32,000 each fiscal year for services as a Director. In addition, such Directors receive a fee of $1,000 for each Board or Committee meeting attended in person or by telephone ($1,500 for the Chairman of the Committee) and are reimbursed for their reasonable expenses of attending such meetings and otherwise in connection with their duties as Directors. Each such Director who serves for more than five years will, upon retirement from the Board, continue to receive annually compensation in the amount of the Director's retainer in effect at the time of retirement.

      Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their annual retainer for certain established deferral periods. Deferred annual retainers are credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee comprised of employee Directors. Payment of the deferred annual retainer will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.

                    EQUITY SECURITY OWNERSHIP

Principal Stockholders

      The following table shows, based on information reported to the Company by or on behalf of such persons, the ownership, as of September 11, 1996, of the Company's voting securities by the only persons known to the Company to be the beneficial owners of more than five percent of the Class B Voting Common Stock, the only class of voting securities of the Company outstanding:

                                      Amount and
     Name and address of beneficial     nature      Percent of
     owner                                of          class
                                      beneficial
                                      ownership

     DeWitt Wallace-Reader's Digest    7,750,000      35.69%
     Fund, Inc.                        shares
     Two Park  Avenue                  (sole
     New York, NY  10016 (1)           voting
                                       and
                                       investment
                                       power)

     Lila Wallace-Reader's Digest      7,750,000      35.69%
     Fund, Inc.                        shares
     Two Park Avenue                   (sole
     New York, NY  10016 (1)           voting
                                       and
                                       investment
                                       power)

- -----------
(1) As of September 11, 1996, the DeWitt Wallace-Reader's Digest Fund, Inc. also owned 6,117,240 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 12.92% of the total outstanding common stock of the Company. The Lila Wallace-Reader's Digest Fund, Inc. also owned 2,439,558 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 9.49% of the total outstanding common stock of the Company.


      Each of the DeWitt Wallace-Reader's Digest Fund, Inc. and the Lila Wallace-Reader's Digest Fund, Inc. (collectively, the "Funds") has seven members and a board consisting of seven directors. Dr. Bowen, Messrs. Laird, Shipley and Silas and Ms. DeVita, who are Directors of the Company, are also members and directors of each of the Funds.

      It has been the Company's objective since fiscal 1990 that the Company's employee benefit plans, including The Reader's Digest Employee Profit-Sharing Plan (the "Profit-Sharing Plan") would hold up to 20% of the Class B Voting Common Stock, or approximately 4% of the equity in common stock of the Company, by the end of fiscal 1999. As of September 11, 1996, approximately 7.90% of the outstanding Class B Voting Common Stock is held by the Profit-Sharing Plan, which is the only employee benefit plan that holds such stock.

     In order to avoid the imposition of excise taxes, commencing in the year 2000 the Funds together may not own more than 50% of the voting stock or value of the Company. Accordingly, the Funds must reduce their aggregate holdings of Class B Voting Common Stock to 50% by the year 2000. The Funds presently own approximately 71% of the outstanding Class B Voting Common Stock. The Funds will be required to dispose of between 3-to-4.5 million shares of Class B Voting Common Stock by the year 2000 (depending on the amount of Class B Voting Common Stock outstanding, including the amount held by the Company's employee benefit plans), in order to avoid the imposition of excise taxes. No determination has been made at this time as to the manner in which, or the time during which, further reductions in ownership of Class B Voting Common Stock will be effected. The Funds intend to retain 50% of the Class B Voting Common Stock as long-term investors.


Directors, Nominees and Executive Officers

      The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed in the Summary Compensation Table) and the current Directors and executive officers of the Company as a group, the equity securities of the Company and its subsidiaries that were beneficially owned by them as of September 11, 1996.

                                                     Shares of
                                                  Class A Nonvoting
             Name of beneficial owner(1)(2)          Comon Stock
           James P. Schadt                         179,820    (3) (4)
           Melvin R. Laird                           1,000    (5)
           William G. Bowen                          1,550    (6)
           Lynne V. Cheney                           1,180
           M. Christine DeVita                       1,000
           James E. Preston                          2,000
           Robert G. Schwartz                        2,000
           Walter V. Shipley                         3,000
           C.J. Silas                                1,000
           William J. White                          2,000
           Thomas M. Kenney                         56,481   (4)
           Martin J. Pearson                        29,400   (4)
           Paul A. Soden                             8,242   (4)
           Stephen R. Wilson                        22,242   (3)(4)
           All Directors, nominees and
           executive officers as a group           331,675   (3)(4)(5)(6)
           (19 persons)
______________
(1)   "Beneficial  ownership" has been determined  in  accordance with  rule  13d-3 under the Securities Exchange Act  of  1934.
   Each  Director,  nominee or officer had voting and  investment
   power  over  the  shares shown, except as noted  below.   Each
   Director, nominee or Named Executive Officer individually, and the  Directors and executive officers as a group, beneficially
   owned   less  than  one  percent  of  the  total  issued   and
   outstanding shares of Class A Nonvoting Common Stock.

(2) Other than as indicated in footnote 4 below, no Director, nominee or officer holds any shares of Class B Voting Common Stock or any shares of preferred stock of the Company. Messrs. Grune, Laird, Bowen, Shipley and Silas and Ms. DeVita are members and directors of the Funds, which together beneficially own 10.00% of the Class A Nonvoting Common Stock and 71.38% of the outstanding Class B Voting Common Stock. See Principal Stockholders.

(3) Includes with respect to Messrs. Schadt and Wilson, respectively, 41,078 and 7,200 shares of restricted stock granted by the Company, with respect to which the restrictions have not yet lapsed. Includes with respect to the group 48,278 shares of restricted stock granted by the Company, with respect to which the restrictions have not yet lapsed.

(4) Includes shares of Class A Nonvoting Common Stock underlying presently exercisable stock options as follows: Mr. Schadt, 75,250; Mr. Kenney, 45,250; Mr. Pearson, 29,400, Mr. Soden,
   5,750; Mr. Wilson, 9,750; all Directors, nominees and executive officers, 176,050. Does not include 10,918 shares of Class B Voting Common Stock over which members of the group have voting authority as a result of their participation in The Reader's Digest Employees Profit-Sharing Plan.

(5) Does not include 10,000 shares previously beneficially owned by Mr. Laird that have been placed in trusts for the benefit of Mr. Laird's grandchildren.

(6) Includes 1,050 shares held by a charitable trust, as to which Mr. Bowen disclaims beneficial ownership.


                     EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended June 30, 1996, 1995 and 1994 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").

                                                                     Long-term compensation
                                   Annual Compensation               Awards (1)          Payouts
                   Fiscal                                                                                  All
                    year                                       Restricted                                other
    Name and        ended                                        stock      Options/        LTIP        compen-
    principal      June 30   Salary        Bonus     Other       award          SARs      payouts     sation(2)
    position
James P. Schadt      1996     $800,000   $588,327(4)  $101,440(5)   (6)     122,200(7)         $0       $3,500
Chairman and Chief   1995     $740,866   $713,792(4)   $73,584(5)   (6)          (7)      $457,452      $7,000
Executive Officer(3) 1994     $583,846   $475,000                           210,000(7)    $490,950     $30,000

Kenneth A.Gordon     1996     $532,692   $328,000     $59,934(5)             85,700(7)          $0       $3,500
President and Chief  1995     $441,154   $325,000                            16,000(7)    $230,913       $7,000
Operating Officer(8) 1994     $388,077   $300,000                            85,000(7)    $290,934      $30,000

Stephen R. Wilson    1996     $435,000   $246,000                            46,300(7)          $0  $343,500(11)
Executive Vice       1995     $114,423   $250,000               $433,125(10) 90,000(7)          $0  $307,000(11)
President and
Chief Financial
Officer(9)

Thomas M. Kenney     1996     $379,385   $161,000                             38,800(7)          $0      $3,500
President, Global    1995     $379,038   $192,000                                   (7)    $196,040      $7,000
Magazine and         1994     $365,000   $175,000                             45,000(7)    $272,750     $30,000
Corporate Develop-
ment and Vice
President(12)

Martin J. Pearson    1996     $327,500   $155,000                             49,300(7)          $0      $3,500
President, Reader's  1995     $257,346   $200,000                                   (7)    $109,330      $7,000
Digest Europe        1994     $197,780   $150,000                             55,000(7)    $147,285     $22,788
Vice President(13)

Paul A. Soden        1996     $323,000   $150,000                             25,100(7)          $0      $3,500
Senior Vice          1995     $127,212   $160,000                             50,000(7)     $43,958          $0
President,
General Counsel
and Secretary(14)

(1) All awards are made in or with respect to shares of Class
    A Nonvoting Common Stock.

(2) Represents  amounts contributed by the  Company  to  The
    Reader's  Digest Employees Profit-Sharing Plan  (the  "Profit-
    Sharing  Plan")  for  the  accounts  of  the  Named  Executive
    Officers except Mr. Wilson (see footnote 12).

(3) Mr.  Schadt  served  as President  and  Chief  Operating
    Officer  until  August 1994, as President and Chief  Executive
    Officer thereafter until August 1995, as Chairman, President and Chief Executive Officer thereafter until September 1995.

(4) Mr.  Schadt's 1996 and 1995 annual bonuses  reflect  the fact that a significant portion of his target annual bonus has been granted as performance-based restricted stock.  In fiscal
    1996,  Mr.  Schadt  was  awarded shares  of  performance-based restricted  stock  under  the  1994  Key  Employee  Long  Term
    Incentive Plan.  20% of the shares granted vested on September
    15,  1995  and  September  15,  1996,  respectively,  and   an
    additional  20%  will vest on each successive  anniversary  of that  date, subject to the satisfaction of Company performance
    conditions.   Mr. Schadt's bonuses include $413,327  for  1996
    and  $478,792  for 1995, representing the value of  shares  of performance-based  restricted stock that vested  on  September
    15,   1996   and  September  15,  1995,  respectively,   after
    certification  of  the attainment of the  Company  performance goal  relating  to  fiscal 1996 and 1995.  The  value  of  the vested shares reported is based on the closing market price of the  Class  A  Nonvoting Common Stock on  the  NYSE  on  those
    respective   dates.   See  "Report  of  the   Compensation   &
    Nominating Committee."

(5) Includes  for Mr. Schadt $38,063 in 1996 and $31,073  in
    1995  for  personal use of corporate transportation.  Includes
    for   Mr.   Gordon  $35,188  for  personal  use  of  corporate
    transportation.

(6) As  of  June 30, 1996, Mr. Schadt held an aggregate of  48,278 shares of restricted stock, valued at $2,051,815, based on the closing  price of the Class A Nonvoting Common  Stock  on  the
    NYSE on that date.

(7) The grants for 1994 represent options or SARs equivalent to five annual grants. Comparable grants were made to newly hired executive officers in subsequent years. Consistent with these multiple-year grants, no options or SARs were awarded to these individuals in 1995 or 1996 other than grants in connection with new employment and promotions and grants of recovery stock options. See "Stock Options and SARs Granted in Last Fiscal Year" and "Report of the Compensation &
    Nominating Committee."

(8) Mr.  Gordon  served  as President  and  Chief  Operating
    Officer  from September 1995 until his retirement on June  30,
    1996.   He  was a Vice President until January 1994, a  Senior
    Vice  President thereafter until April 1995 and  an  Executive
    Vice President thereafter until September 1995.

(9) Mr. Wilson joined the Company in April 1995.

(10) Represents 9,000 shares of restricted stock granted in connection with the commencement of Mr. Wilson's employment.
     20% of the shares vest on each successive anniversary of the date of grant. Mr. Wilson receives dividends on such shares.
     The restricted stock shown in the table is valued at the closing market price of the Class A Nonvoting Common Stock on the NYSE on the date of grant. As of June 30, 1996, Mr.
     Wilson held an aggregate of 7,200 shares of restricted stock, valued at $306,000, based on the closing price of the Class A
     Nonvoting Common Stock on the NYSE on that date.

(11) Includes  $340,000  and  $300,000  for  1996  and  1995,
     respectively,  paid in lieu of a long term incentive  payment.
     Also includes $7,000 for 1995 paid in lieu of a contribution to the Profit-Sharing Plan and $3,500 for 1996 contributed to the Profit-Sharing Plan for the account of Mr. Wilson.

(12) Mr. Kenney was President, U.S. Magazine Publishing prior to September 1995.

(13) Mr. Pearson was President, Reader's Digest Pacific prior to September 1995.

(14) Mr. Soden joined the Company in February 1995.

Stock Options and SARs Granted in Last Fiscal Year

      The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 1996 to the Named Executive Officers.


                                Individual grants

                                                                        Potential realizable
                                  Percent                         value at assumed annual rates of
                                     of                             stock price appreciation for
                                   total                                 option/SAR term(2)
                                  options/
                       Options/     SARs     Exercise
                         SARs     granted      or
                        granted      to       base
        Name            (#)(1)    employees   price   Expiration       0%        5%(3)           10%(4)
                                    in       ($/sh)     date
                                   fiscal
                                    year
 James P. Schadt      122,000     9.85%      47.31     9/7/05    $0      $3,635,817       $9,213,875

 Kenneth A. Gordon    85,700      6.91%      47.31     9/7/05    $0      $2,549,833       $6,461,776

 Stephen R. Wilson    46,300      3.73%      47.31     9/7/05    $0      $1,377,564       $3,491,018

 Thomas M. Kenney     30,800      2.48%      47.31     9/7/05    $0        $916,393       $2,322,319
                      8,000(5)    0.64%      50.94   11/21/05    $0        $256,275         $649,450

 Martin J. Pearson    37,300      3.01%      47.31     9/7/05    $0      $1,109,787       $2,812,418
                      12,000(5)   0.97%      50.94   11/21/05    $0        $384,412         $974,175

 Paul A. Soden        25,100      2.02%      47.31     9/7/05    $0        $746,800       $1,892,539

 All Common               --         --       --        --       $0 $3,202,924,877(6) $8,116,840,452(6)
 Stockholders


(1)All  options and SARs are  granted with  respect  to Class A
   Nonvoting Common Stock.   Except  as noted  in  footnote 5 below,
   the options granted are  recovery stock  options.  Up to 50% of these options become exercisable at  the end of the 1996-1998 and
   1997-1999 performance periods only if the applicable performance goals relating to corporate earnings  growth  are met; the balance of the
   options  becomes exercisable  in  2004.   See "Report  of  the
   Compensation  & Nominating Committee."

(2)The values shown are based on  the
   assumed hypothetical compound annual appreciation rates of  5%
   and  10%  prescribed  by  Securities and  Exchange  Commission
   rules.   These hypothetical rates are not intended to forecast
   either the future appreciation, if any, of the price of  Class
   A  Nonvoting  Common Stock or the values,  if  any,  that  may actually be realized upon such appreciation, and there can  be no  assurance  that the hypothetical rates will  be  achieved.
   The  actual value realized upon exercise of an option  or  SAR will  be measured by the difference between the price  of  the
   Class  A Nonvoting Common Stock and the exercise price on  the date the option or SAR is exercised.

(3)For  the  values  stated  in  this
   column  to  be  realized, the price of the Class  A  Nonvoting
   Common  Stock would have to appreciate from $47.31  to  $77.06 and from $50.94 to $82.97 during the 10-year option/SAR term.

(4)For  the  values  stated  in  this
   column  to  be  realized, the price of the Class  A  Nonvoting
   Common  Stock would have to appreciate from $47.31 to  $122.71 and from $50.94 to $132.12 during the 10-year option/SAR term.

(5)The  options consist of awards  of
   four-year options granted in connection with promotions.   The
   options become exercisable as to 6.25%, 18.75%, 37.5% and 100%
   on  the first four respective anniversaries of the grant date.
   These  awards supplement five-year options previously  granted to these Named Executive Officers.

(6)For "All Common Stockholders," the
   potential realizable values have been calculated on the  basis of  the  same price ($47.31) at which stock options  and  SARs were  granted to the Named Executive Officers and on the basis of  the  total  number of shares of Class A  Nonvoting  Common
   Stock and Class B Voting Common Stock outstanding on June  30,
   1996.   An  increase  in the price of the  Class  A  Nonvoting
   Common  Stock will benefit all holders of such stock  and  all option holders commensurately.


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year-End Option/SAR Values

      The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 1996 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.




                                                         Value of unexercised
                                  Number of unexercised  in-the-money options/
                                 options/SARs at fiscal  SARs at fiscal year
                Shares                year end                    end
                acquired  Value     Exer-     Unexer-     Exer-      Unexer-
    Name      on exercise realized  cisable   cisable     cisable    cisable
 James P. Schadt     --    --      75,250    306,950      $23,624   $133,875

 Kenneth A. Gordon   --    --      76,250    176,450     $722,903    $54,188

 Stephen R. Wilson   --    --       9,750    126,550           $0         $0

 Martin J. Pearson   --    --      29,400     97,300     $244,395    $35,063

 Thomas M. Kenney    --    --      45,250     80,550     $184,403    $28,688

 Paul A. Soden       --    --       5,750     69,350           $0         $0



Long-Term Incentive Plans - Awards in Last Fiscal Year

      The following table sets forth information concerning long-term incentive plan ("LTIP") awards during the fiscal year ended
June 30, 1996 to each of the Named Executive Officers.




                                                 Estimated future payouts under
                                Performance                non-stock
                  Number of      or other              price-based plans
                   shares,     period until
                  units or     maturation or
  Name              other         payout    Threshold(2) Target(2)  Maximum(2)
                  rights(1)
James P. Schadt    998,000  7/1/95-6/30/98 $698,600   $998,000   $1,497,000

Kenneth A. Gordon  550,000  7/1/95-6/30/98 $385,000   $550,000     $825,000

Stephen R. Wilson  365,000  7/1/95-6/30/98 $255,500   $365,000     $547,500

Martin J. Pearson  300,000  7/1/95-6/30/98 $210,000   $300,000     $450,000

Thomas M. Kenney   245,000  7/1/95-6/30/98 $171,500   $245,000     $367,500

Paul A. Soden      200,000  7/1/95-6/30/98 $140,000   $200,000     $300,000


(1) Each unit entitles the participant to one dollar at the end of the performance cycle, if performance target is met.
   Payment of performance units may be made, as determined by the Compensation & Nominating Committee, in any combination of cash and shares of Class A Nonvoting Common Stock valued at their fair market value on the date of payment.

(2) Threshold, target and maximum amounts are based on the Company's earnings during the performance period.


Retirement Plans

      The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plan") based on the retirement formula effective July 1, 1992. Amounts calculated under the retirement formula which exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from the Company's assets and are included in the amounts shown below.


     Highest
   Consecutive
   Three Year
     Average          Estimated Annual Retirement Benefit for
  Compensation       Representative Years of Credited Service
                    15        20       25        30       35
$   300,000        91,848   122,464  153,080   183,696  214,312
$   400,000       123,134   164,178  205,223   246,267  287,312
$   500,000       154,419   205,893  257,366   308,839  360,312
$   600,000       185,705   247,607  309,509   371,410  433,312
$   700,000       216,991   289,321  361,651   433,982  506,312
$   800,000       248,177   331,035  413,794   496,553  579,312
$   900,000       279,562   372,750  465,937   559,125  652,312
$ 1,000,000       310,848   414,464  518,080   621,696  725,312



      Compensation covered by the Qualified Retirement Plan is based on salary. At June 30, 1996, the Named Executive Officers were credited with approximately the following years of service under the Qualified Retirement Plan: Mr. Schadt, 5; Mr. Gordon, 23; Mr. Wilson, 1; Mr. Kenney, 7; Mr. Pearson, 23; and Mr. Soden,
1. The amounts shown in the table reflect the effect of social security integration. The estimated amounts in the table are based on the assumption that payments under the Qualified Retirement Plan and the Excess Benefit Plan will commence upon retirement at age 65, that the Qualified Retirement Plan and the Excess Benefit Plan will continue in force in their present form and that benefits will be paid in the form of a single life annuity.

      Effective July 1, 1992, the Company adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement Plan"). Benefits under the 1992 Executive Retirement Plan are based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Company-provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, will be $171,706 for Mr. Gordon, and are currently estimated at $463,463 for Mr. Schadt, $199,564 for Mr. Wilson, $109,324 for Mr. Kenney; $88,847 for Mr. Pearson, and $150,920 for Mr. Soden. These amounts are based on the assumption that payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity. Mr. Gordon's benefit is based on the commencement of payment in connection with his retirement on June 30, 1996 at age 59.

      The Company is a party to supplemental retirement benefit agreements with certain key employees, including Messrs. Schadt, Gordon, Kenney and Pearson, pursuant to which they may defer currently a certain amount of their income to fund supplemental retirement benefits. The Company has agreed to pay death benefits under such agreements regardless of whether the supplemental retirement benefits have yet been fully funded by the employees.

Severance Arrangements

      Under The Reader's Digest Association, Inc. Severance Plan for Senior Management (the "Severance Plan"), senior officers and key executives of the Company, including the Named Executive Officers, whose employment is terminated by the Company other than  for  "cause"  (as  defined in the Severance  Plan)  or  for reasons of death, disability or sale by the Company of the division which employs the employee (provided a comparable position is offered to the employee by the new owner), will be entitled to receive severance payments computed at a rate of one month of base annual salary at the time of termination for each year of service, but in any event, no less than 12 and no more than 24 months' pay. A participant will also be entitled to receive certain additional benefits, including a supplemental payment in an amount equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of severance payments made under the Severance Plan. In addition, a participant will be entitled to receive credited service equal to the severance period for purposes of certain welfare benefits. In September 1996, Mr. Kenney and the Company entered into an agreement in connection with his resignation from the Company on October 31, 1996, pursuant to which he is to receive, in addition to the benefits under the Severance Plan, (1) 12 months of base salary, (2) benefits equivalent to continued participation in the Company's medical, dental and group term insurance plans for two years, (3) annual incentive compensation for fiscal 1996, (4) financial counseling for one year and (5) prorated payments of outstanding performance units.

     The Company has entered into agreements with Messrs. Schadt, Wilson, Pearson and Soden and certain other key employees of the Company each of which provides generally that if the employee's employment is terminated by the employee for "good reason" or by the Company except for "cause" (as such terms are defined in the agreement), the employee will be entitled to receive for two years from termination (1) bi-weekly severance payments at the rate of the employee's highest annual base salary within 12 months plus the higher of the highest annual bonus within three years of termination or the current annual bonus target and (2) benefits equivalent to continued participation in the Profit-Sharing Plan and all non-cash employee benefit plans. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age under the Qualified
Retirement Plan, the Excess Benefit Retirement Plan and the Executive Retirement Plan and for the continued vesting of stock option, stock appreciation rights, restricted stock, performance units and other awards under the Company's long-term incentive plans during the severance period, exercisability of options and stock appreciation rights thereafter consistent with termination by mutual agreement or retirement, and prorated performance unit payments based on service through the end of the severance period. Benefits paid under the Severance Plan and under the Income Continuation Plan discussed below will be credited against benefits payable under each agreement. Mr. Gordon retired from the Company pursuant to an agreement containing substantially the same terms as the above-referenced agreements.

Income Continuation Plan

       Under The Reader's Digest Association, Inc. Income Continuation Plan for Senior Management (the "Income Continuation Plan"), certain officers and key employees of the Company, including the Named Executive Officers, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of the Company, or who terminates employment within 90 days following constructive termination and within 24 months following a change in control of the Company, will be entitled to receive a payment of three full years' base annual salary in effect immediately prior to termination or, if higher, immediately prior to the change in control. Any benefits payable under the Income Continuation Plan will be reduced by any payments made under the Severance Plan and any monthly retirement benefit actually paid under the Qualified Retirement Plan. A participant will also be entitled to certain additional benefits, including a supplemental payment equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of benefit payments under the Income Continuation Plan (reduced by any months of benefit under the Severance Plan). In addition, the participant will be entitled to receive a lump-sum payment equal to three times the average of the three highest of the five preceding annual cash bonuses awarded to the participant. Benefits under the Income Continuation Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control.

     Stock options, SARs, performance units, restricted stock and other  awards  under  The Reader's Digest Association,  Inc.  Key
Employee   Long  Term  Incentive  Plans  also  generally   become
immediately vested upon a change in control.

Miscellaneous

      In  connection with Mr. Pearson's relocation to the  United
States, the Company has guaranteed a bank residential financing loan to Mr. Pearson in the amount of $304,000.


        REPORT OF THE COMPENSATION & NOMINATING COMMITTEE


Executive Compensation Philosophy

      The Company's executive compensation program is designed to offer  market  competitive compensation opportunities  which  are
tied  to  individual,  financial  and  stock  performance.    The
purposes of the program are to:

        -  Continue to retain and attract high
        caliber executive talent critical to the success of the Company.

        -  Direct   executive  attention   on
        performance  measures that are important to stockholders,
        such   as  earnings-per-share  growth  and  stock   price
        appreciation.

        -  Reward  executives  for  successful
        strategic management, growth in earnings and customers, and increases in return to stockholders.

        -  Promote  stock ownership to  foster
        commonality   of   interests   between   executives   and
        stockholders.

      The Company's executive compensation philosophy is to provide compensation at levels competitive with those provided in the markets in which the Company competes for business and for executive resources. The Company is committed to placing a majority of total compensation at risk by linking incentives to stock performance and to the achievement of operational and strategic goals including earnings per share growth, operating profit growth and customer growth. In addition, the program attempts to recognize and reward exceptional individual contributions.

      The Company's incentive compensation programs for executive officers are designed to reward participants on the basis of individual and corporate performance that benefit the Company and its stockholders. The Committee believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with the Company's overall compensation objectives, and in the best interests of the Company and its stockholders. Accordingly, although the Committee retains discretion to provide compensation programs intended to achieve corporate goals regardless of tax deductibility, the Committee may from time to time take appropriate action intended to qualify compensation as "performance based" for tax deductibility as within the meaning of Section 162(m) of the Internal Revenue Code or action that results in the disqualification of compensation.


Compensation Components

       The  executive  compensation  program  consists  of  three elements: base salary, annual incentive bonus and long-term incentive compensation. The Company annually reports to the
Compensation & Nominating Committee (the "Committee") on the competitiveness of the level and structure of total annual executive compensation, specifically, as it compares to that of a selected group of peer companies with which the Company competes for business and for executive talent. These peer companies include but are not limited to those media and publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement, and in addition, selected consumer product and direct marketing companies. The Company regularly receives advice from an independent compensation consultant in structuring compensation plans and setting compensation levels. Periodically, the Committee meets with an outside consultant to assess the competitiveness of the executive compensation program and its effectiveness in linking pay to total stockholder return.

      Base salaries are targeted at the 50th percentile of competitive market data. Salary opportunities are set by annual comparison to external rates of pay for comparable positions within competitive companies. Annually, the Committee reviews and approves individual salary adjustments for corporate officers and senior group executives earning $200,000 or more based on individual performance, and changes in responsibility, as well as general movement in external salary levels. Decisions regarding salary adjustments for executive officers and senior management are consistent with the salary increase guidelines in effect for all employees which are established each year by the Company, and which are consistent with competitive salary management practices.

      In fiscal 1996, the Committee approved salary increases for executive officers which were in accordance with the Company's fiscal 1996 salary increase guidelines established for all employees.

       Annual incentive bonus targets are set at the 50th percentile of competitive practice of peer companies. Annual bonus targets vary by position and level of responsibility. The purpose of these awards is to deliver competitive compensation for the attainment of Company financial objectives and individual performance goals, which the Committee believes are primary determinants of share price over time. The Committee establishes an annual incentive pool equal to the sum of all individual target awards. The amount available for the purpose of funding the incentive pool is determined after consideration of the Company's annual performance measured against the operating profit goal (on a currency neutral basis) established by the Committee at the start of the fiscal year. Beginning in fiscal 1996, the Company introduced customer growth as an additional performance goal for purposes of funding the annual incentive pool. If the Company and individual business units achieve or exceed the goals, the incentive pool increases up to 130% of the sum of the individual target awards. If Company and individual business unit performance fall below a performance threshold , no pool of funds is available for awards. Once the overall pool is determined, individual awards are decided based upon a review of individual performance against annual goals which include financial, operational and strategic management objectives. Individual awards may range from 0% - 150% of targeted levels and are made in the sole discretion of the Committee. After reviewing the Company's overall performance against goals established for fiscal 1996, the Committee determined that Company performance was above the performance threshold but below targeted levels, and therefore, approved annual incentive awards for executive officers reflecting company performance which, overall, was below target.

     Long-term incentive compensation consists of an annual grant of stock options or stock appreciation rights, and performance units which are typically based on earnings-per-share growth over a three-year performance cycle. The amounts of individual grants are based on position and level of responsibility. Participation in the long-term incentive program is limited to those executives who are responsible for implementing operational plans designed to achieve the Company's long-term strategic objectives as approved by the Board of Directors. Guidelines for annual grants are set by regular comparison to general industry long-term incentive competitive practices. The purpose of the long-term incentive  component  is  to tie compensation  to  the  long-term financial  performance of the Company and to align the  long-term interests of executives with those of stockholders by providing executives with an equity interest in the Company. The long-term incentive compensation program is designed to deliver to executives the majority of long-term incentive through stock options or stock appreciation rights in order to closely align the executive's interests with stockholder interests. The combination of stock options or stock appreciation rights and performance units is designed to deliver long-term incentive compensation approximately equal to the median long-term incentive compensation levels at peer companies, with an opportunity to earn above market long-term compensation when superior financial performance is achieved.

     Stock option and stock appreciation rights grant guidelines were established in 1990 at the time of the Company's initial public offering, and were based on a review of competitive long-term incentive values and were recommended by an independent compensation consultant. The number of stock options or stock appreciation rights awarded to executives varies by position and level of responsibility. Neither the number, nor the value of stock options or stock appreciation rights held by an executive is considered when determining individual awards. The guidelines for grants to executive officers are reviewed annually by an independent compensation consultant. In 1996, following a competitive review by the Company's outside compensation consultants, eligibility criteria for stock option grants was extended to include middle level managerial positions, and adjustments were made to the annual grant guidelines for some levels in order for the Company to continue to maintain its long-term competitive position. Additionally, in an effort to more closely link compensation and performance, stock options are now awarded based on individual performance.

     Two years ago, executive officers received the equivalent of five annual stock option/stock appreciation rights grants, intended to replace annual grants for a five-year period. Since then, individuals who were hired as or promoted to the level of executive officer were awarded first-time or incremental four-year or three-year stock option grants, in lieu of subsequent annual grants. These subsequent multi-year grants to new hires and recently promoted executives are designed to conclude vesting concurrently with the special five-year grant awarded two years ago. The 1996 stock option or stock appreciation rights grant guidelines for executive officers continue to be consistent with the fixed share grant guidelines established in 1991.

      The performance unit program generally pays cash awards at the end of three-year performance cycles, with a new cycle beginning each year. Performance targets are based on cumulative earnings-per-share growth (determined before the effect of accounting changes and special or extraordinary charges). Cash awards range from 0% - 150% of individual target awards, and are based on earnings-per-share growth (determined before the effect of accounting changes and special or extraordinary charges) relative to the growth goal established by the Committee at the start of the cycle. If cumulative growth is below a predetermined performance threshold, then no awards are paid. If the targeted growth is achieved, then 100% of the target awards are paid. Depending upon the extent to which performance exceeds goal, up to 150% of the target awards may be paid.

      The Committee recognized that the Company had commenced in fiscal 1995 a period of strategically restaging the Company for sustainable long-term growth and that this strategic restaging was expected to continue throughout fiscal 1996 and 1997. The Committee determined that the financial performance projected during the restaging would result in no performance unit awards being earned for the three-year performance cycles ending in fiscal 1996 and 1997 under the long-term incentive plan. Accordingly, in order to retain and motivate senior executives during the restaging period, the Committee approved the award of recovery stock options that were intended to replace the long-term incentive opportunity that was foregone in the restaging decision. The options were granted at full market value and will not vest until 2004 unless the financial goals for the performance unit plan cycles ending in fiscal 1998 and 1999 are met, thereby resulting in early vesting of part or all of the options. Those options are intended to provide incentives to accomplish the goals of the restaging of the Company and link the value of the incentive directly to the enhancement of shareholder value through stock price appreciation.

     During 1996 the Committee reviewed the financial projections associated with the restaging and re-examined the performance targets for the long-term incentive cycle ending with fiscal year 1998, which determine the earning of performance units for that cycle and the potential early vesting of up to one-half of the recovery stock option grant. To maintain some of the intended incentive value under the existing programs and conform the performance standards to the strategic goals determined during the early stages of the implementation of the Company's growth strategy, the Committee approved restating the applicable performance targets. Additionally, the Committee established the performance targets for the three-year performance period ending fiscal 1999 applicable to the earning of performance units and the potential vesting of the remainder of the recovery stock option grant.


Fiscal 1996 Chief Executive Officer Compensation

      Chief Executive Officer compensation is based on the same factors as compensation for other executive officers. In setting the Chief Executive Officer's target annual compensation, the Committee seeks to be competitive with Chief Executive Officer compensation in peer companies, and to place at least 60% of Chief Executive Officer compensation at risk by linking pay to the achievement of the Company's annual and long-term financial and operating goals and the performance of the Company's Class A Nonvoting Common Stock.

      The Committee approved an annual salary increase for Mr. Schadt which took effect in July 1995. The increase is consistent with the Company's annual salary increase guidelines, and the new salary is competitive with salaries paid to chief executive officers within the Company's competitive peer group.

       The Company believes in and promotes employee stock ownership through a number of savings, investment, and compensation programs currently in place including the Profit-Sharing Plan, the Employee Stock Purchase Plan, and the stock option program. Within the spirit of the Company's stock ownership philosophy, the Company determined that the Chief Executive Officer will receive part of his annual bonus target, previously paid entirely in cash, in the form of performance-based restricted stock. In September 1995, Mr. Schadt received a grant, under the 1994 Key Employee Long Term Incentive Plan, of 51,347 shares of performance-based restricted stock, which represents a significant portion of the next five years' worth of annual bonus targets divided by the fair market value of the Class A Nonvoting Common Stock on the date of grant. Twenty percent of these shares vest on September 15 of each year beginning in 1995, contingent on the Company's achieving the pre-established performance goal, which is consistent with the performance criteria used for funding the Company's annual bonus pool. Continued employment is also a condition of vesting. The Committee will certify the attainment of the performance threshold after each fiscal year as a condition to the annual vesting of shares. In the event the Company does not achieve the threshold, the shares due to vest will be entirely forfeited. The remainder of any annual bonus, which will be in the form of a cash payment, will be awarded at the discretion of the Committee, based on Mr. Schadt's performance against the goals established for each fiscal year.


      After the end of fiscal 1996, the Committee reviewed the extent to which the performance threshold was exceeded and approved the vesting on September 15 of the second tranche of Mr. Schadt's performance-based restricted shares. The remainder of Mr. Schadt's annual bonus included a cash payment which, together with the vesting of the performance-based restricted shares comprise his total annual incentive award. In deciding on the cash component of Mr. Schadt's total annual bonus opportunity, the Committee took into consideration the financial performance of the Company, the worldwide downsizing activities which took place in 1996, Mr. Schadt's continued efforts in implementing and pursuing the Company's growth strategies, and his overall leadership in restaging the Company for long-term growth.

                                The Compensation & Nominating
                                Committee:

                                William G. Bowen, Chairman
                                Lynne V. Cheney
                                Walter V. Shipley
                                C. J. Silas


Compensation Committee Interlocks and Insider Participation

     On July 31, 1995, George V. Grune retired as Chairman of the Board of the Company. During July 1995, Mr. Grune served as a member of the compensation committee of Avon Products, Inc. Mr. Preston served as an executive officer of Avon Products, Inc. during fiscal 1996. Also during July 1995, Mr. Grune served as a director of Chemical Banking Corporation (now The Chase Manhattan Corporation). Mr. Shipley served as an executive officer of Chemical Banking Corporation and also served on the Company's Compensation & Nominating Committee during fiscal 1996.


                        PERFORMANCE GRAPH


        The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: the Company's Class A Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones Media-Publishing Group Index from June 30, 1991 through June 30, 1996.


   Comparison of Cumulative Total Return:  The Reader's Digest
                        Association, Inc.
        vs. S&P 500 and Dow Jones Media-Publishing Group



                   [GRAPH AS DESCRIBED ABOVE APPEARS HERE]


                       June 30,  June 30,  June 30,  June 30,   June 30,   June 30,
                         1991      1992      1993      1994       1995       1996
The Reader's Digest     $100.00   $136.11   $126.78   $128.92   $142.09     $142.11
Association, Inc.
Dow Jones Media-        $100.00   $111.06   $115.13   $120.33   $137.32     $172.96
Publishing Group
S&P 500                 $100.00   $113.39   $128.82   $130.60   $164.60     $207.36



       SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS


     Pursuant to Securities and Exchange Commission rules and the Company's By-Laws, proposals of stockholders intended to be submitted at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before May 31, 1997 to be eligible for inclusion in the Company's notice of meeting, proxy statement and accompanying proxy card for such meeting or to be introduced from the floor at such meeting.

      The Company's By-Laws also provide that notice of proposed stockholder nominations for election of directors must be given to the Corporate Secretary of the Company not less than 14 or more than 50 days prior to a meeting called to elect directors. Such notice must contain certain information about each proposed nominee including age, business and residence addresses, principal employment, number of shares of Class B Voting Common Stock beneficially owned (with evidence of such ownership) and such other information as would be required in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director if elected.

                          MISCELLANEOUS

      The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than the election of Directors nominated in the Proxy Statement. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote thereon according to their best judgment.

      It is expected that a member of KPMG Peat Marwick LLP, the Company's independent auditors, will attend the Annual Meeting to respond to any appropriate questions that may be asked by stockholders.

      The Company's Annual Report to Stockholders is being mailed with this Proxy Statement. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

      A copy of the Company's 1996 annual report on Form 10-K filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon written request to the Director, Investor Relations, The Reader's Digest Association, Inc., Pleasantville, NY 10570-7000.


                                  By   Order  of  the  Board   of
                                  Directors:


                                  PAUL A. SODEN

                                  Paul A. Soden
                                  Senior  Vice President, General
                                  Counsel and Secretary
September 26, 1996



    Driving Directions to Reader's Digest Global Headquarters



From Manhattan

From East Side, take I-87 north (Major Deegan Thruway) into Yonkers to Exit 5, "Central Park Avenue, Route 100." Proceed on Route 100 north for 1 mile to entrance to Sprain Brook Parkway (left turn). Continue on Sprain Brook Parkway north approximately 12 miles to exit for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit. Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

From West Side, take the West Side Highway north to the Henry Hudson Parkway north to the Saw Mill River Parkway north. Continue on the Saw Mill River Parkway north approximately 20 miles to the traffic light at the Reader's Digest Road exit. Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Dutchess or Putnam County

Take I-84 south to the I-684 south approximately 10 miles to Saw Mill River Parkway south. Bear right onto Exit 5 entering Saw Mill River Parkway south and continue approximately 7 miles to traffic light at Reader's Digest Road exit. Turn left at exit and bear right to top of hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From New Jersey

Take I-287 east (Tappan Zee Bridge) to Exit 1 for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit. Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Connecticut

Take I-95 south to Exit 21 to I-287. Proceed on I-287 to Exit 3 for Sprain Brook Parkway north. Take Sprain Brook Parkway north approximately 4 miles to exit for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit. Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

Reader's Digest and the Pegasus logo are registered trademarks of
              The Reader's Digest Association, Inc.

            [Logo]        Printed on recycled paper.